Exhibit 24.01

POWER OF ATTORNEY

WHEREAS, Xcel Energy Inc., a Minnesota corporation (the “Company”), may file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a registration statement in connection with an offer to exchange (the “Exchange Offer”) up to $400,000,000 aggregate principal amount of senior notes for one or more series of new senior notes (the “Senior Notes”) and the issuance of up to $400,000,000 aggregate principal amount of such Senior Notes; and

WHEREAS, each of the undersigned holds the office or offices in the Company herein below set opposite his/her name, respectively.

NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Gary R. Johnson, Benjamin G.S. Fowke III and Cathy J. Hart, and each of them individually, his/her attorney, with full power to act for him/her and in his/her name, place and stead, to sign his/her name in the capacity or capacities set forth below to one or more registration statements on Form S-4 (or such other appropriate form) relating to the Exchange Offer and issuance of up to $400,000,000 of Senior Notes and to any and all amendments and supplements (including post-effective amendments) to such registration statements, and hereby ratifies and confirms all that said attorney may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 13th day of December 2006.

/s/ Richard C. KelIy	/s/ Benjamin G.S. Fowke III
Richard C. KelIy	Benjamin G.S. Fowke III
President, Chief Executive Officer and	Vice President and Chief Financial Officer
Chairman of the Board	(Principal Financial Officer)

/s/ Teresa S. Madden	/s/ C. Coney Burgess
Teresa S. Madden	C. Coney Burgess
Vice President and Controller	Director
(Principal Accounting Officer)

/s/ Fredric W. Corrigan	/s/ Richard K. Davis
Fredric W. Corrigan	Richard K. Davis
Director	Director

/s/ Roger R. Hemminghaus	/s/ A. Barry Hirschfeld
Roger R. Hemminghaus	A. Barry Hirschfeld
Director	Director

/s/ Douglas W. Leatherdale	/s/ Albert F. Moreno
Douglas W. Leatherdale	Albert F. Moreno
Director	Director

/s/ Margaret R. Preska	/s/ A. Patricia Sampson
Margaret R. Preska	A. Patricia Sampson
Director	Director

/s/ Richard H. Truly
Richard H. Truly
Director

STATE OF MINNESOTA	)
) ss.
COUNTY OF HENNEPIN	)

On this 13th day of December, 2006, before me, Patrice D. Blaeser, a Notary Public in and for said County and State, personally appeared each of the above-named directors and officers of Xcel Energy Inc., a Minnesota corporation, and lmown to me to be the persons whose names are subscribed to in the foregoing instrument, and each person acknowledged to me that he or she executed the same as his or her own free act and deed.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the official seal on the date set forth above.

/s/ Lynn Salisbury	/s/ Patrice D. Blaeser
Lynn Salisbury	Patrice D. Blaeser
Notary – Dakota County, MN	Notary – Dakota County, MN

[SEAL]